                      AMENDMENT NO. 3 DATED JUNE 11, 2015
               TO THE PARTICIPATION AGREEMENT DATED MAY 1, 2005

     THIS AMENDMENT, dated as of June 11, 2015, by and among MetLife Insurance Company USA (the "Company"), on behalf of itself and certain of its segregated asset accounts listed on Schedule A to the Agreement (defined herein), The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Morgan Stanley Investment Management, Inc. (the "Adviser"), hereby amends the Participation Agreement, dated as of May 1, 2005, as amended, by and among the Company, the Fund, the Underwriter and the Adviser (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties would like to amend Schedule A to the Agreement, effective as of July 20, 2015, to include the Series O (offered between April 30, 2012 and July 19, 2015) and Series O (offered on and after July 20,
2015) in MetLife Investors USA Separate Account A;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenant and condition set forth herein and for other good and valuable consideration, each of the parties amends the Agreement, effective July 20, 2015, as follows:

     1. Schedule A of the Agreement shall be deleted, in its entirety, and replaced with new Schedule A attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unchanged and will continue to be in full force and effect.

                           [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

METLIFE INSURANCE COMPANY USA
(on behalf of the Separate Accounts and itself)

By:  /s/ Gregory E. Illson
     -------------------------------------
     Name: Gregory E. Illson
     Title: Vice President
     Date:  June 15, 2015
            ------------------------------


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:  /s/ John H Gernon
     -------------------------------------
     Name: John H Gernon
     Title: President and Principal Executive Officer
     Date:  6/30/15
            ------------------------------


MORGAN STANLEY DISTRIBUTION, INC.


By:  /s/ Michael Fitzgerald
     -------------------------------------
     Name: Michael Fitzgerald
     Title: Managing Director
     Date:  6/24/15
            ------------------------------


MORGAN STANLEY INVESTMENT MANAGEMENT, INC.


By:  /s/ Michael Fitzgerald
     -------------------------------------
     Name: Michael Fitzgerald
     Title: Managing Director
     Date:  6/24/15
            ------------------------------

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                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

REGISTERED ACCOUNTS AND ASSOCIATED CONTRACTS:
---------------------------------------------
The Agreement shall apply to all registered Contracts issued and serviced by the Company that are funded by any of the following registered Separate
Accounts:

   -------------------------------------------------------------------------
                   NAME OF REGISTERED SEPARATE ACCOUNT AND
                   DATE ESTABLISHED BY BOARD OF DIRECTORS
   -------------------------------------------------------------------------
                                                                    DATE
                      REGISTERED ACCOUNT(S)                      ESTABLISHED
   -------------------------------------------------------------------------
   MetLife Investors USA Separate Account A                       05/29/80
   -------------------------------------------------------------------------
   MetLife of CT Fund UL III for Variable Life Insurance          01/15/99
   -------------------------------------------------------------------------
   MetLife of CT Separate Account Eleven for Variable Annuities   11/14/02
   -------------------------------------------------------------------------


UNREGISTERED ACCOUNTS AND ASSOCIATED CONTRACTS:
-----------------------------------------------
The Agreement shall apply to all unregistered Contracts issued and serviced by the Company that are funded by any of the following unregistered Separate
Accounts:

   -------------------------------------------------------------------------
                  NAME OF UNREGISTERED SEPARATE ACCOUNT AND
                    DATE ESTABLISHED BY BOARD OF DIRECTORS
   -------------------------------------------------------------------------
                                                                    DATE
                     UNREGISTERED ACCOUNT(S)                     ESTABLISHED
   -------------------------------------------------------------------------
   MetLife of CT Separate Account CPPVUL1                         09/01/02
   -------------------------------------------------------------------------